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                                                                  Exhibit 23.3



                              ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Registration Statement of FirstFederal Financial Services Corp on Form S-4 of our report dated February 7, 1997 on the consolidated financial statements of Summit Bancorp as of December 31, 1996 and 1995 and for the years then ended. We also consent to the reference to us under the heading "Experts" in the registration statement.


                                /s/ Crowe, Chizek and Company LLP

                                Crowe, Chizek and Company LLP

Columbus, Ohio
April 7, 1997